Exhibit 10.3

RECEIVABLES CONTRIBUTION AGREEMENT

among

GUESS? IP HOLDER L.P.

as IP Holder

and

GUESS? ROYALTY FINANCE LLC

as the Issuer

Dated as of April 28, 2003

i

ii

This RECEIVABLES CONTRIBUTION AGREEMENT (this “Receivables Contribution Agreement”) is dated as of April 28, 2003 by and between Guess? IP Holder L.P., a Delaware limited partnership (“IP Holder”), and Guess? Royalty Finance LLC, a Delaware limited liability company (the “Issuer”).

RECITALS

WHEREAS, the Issuer desires to purchase all right, title, and interest in the Royalty Receivables associated with certain Subject License Agreements owned by IP Holder; and

WHEREAS, IP Holder is willing to sell the Royalty Receivables and pledge the Subject IP to the Issuer;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, each party agrees as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1 Definitions.  Certain capitalized terms used in this Receivables Contribution Agreement that are not otherwise defined herein shall have the meanings ascribed to them in Annex X as attached hereto, and the following terms shall have the respective meanings set forth in this Section 1.1.

“Additional Royalty Receivables” means any additional royalty receivables conveyed by IP Holder to the Issuer pursuant to Section 6.1(a) or 6.1(b).

“Additional Subject License Agreement” has the meaning set forth in Section 6.1(b).

“Additional Subject Trademarks” means any trademarks licensed under any Additional Subject License Agreement that are not Subject Trademarks before such Additional Subject License Agreement is entered, including all Goodwill connected with the use of, symbolized by, and embodied in such trademarks.

“Core Product” means, in relation to any Subject License Agreement (or successor Additional Subject License Agreement conveyed to the Issuer pursuant to Section 6.1(c)), that product category identified on Schedule E.

“Receivables Obligor” means a Person who has licensed any of the Subject Trademarks by the execution and delivery of a Subject License Agreement, or any other Person who owes or may be liable for payments under such Subject License Agreement other than the licensor thereunder.

“Royalty Receivables” means the proceeds of and payments due or to become due by any Receivables Obligor under each of the Subject License Agreements, including any Additional Royalty Receivables but not amounts attributable to payments by Receivables Obligors in respect of items reimbursable to the licensor under the license agreements in respect of such items as shared advertising costs, fixturing, signage and oversight and monitoring of quality of goods produced and trademark usage.

“Schedule of Subject License Agreements” means the schedule of Subject License Agreements attached as Schedule B hereto.

“Schedule of Subject Trademarks” means the schedule of Subject Trademarks attached as Schedule A hereto.

“Subject IP” means collectively the Subject License Agreements and the Subject Trademarks.

“Subject License Agreements” means the specific trademark license agreements, and all proceeds thereof and payments thereunder, that are identified on Schedule B, including any modifications or extensions thereof, and any Additional Subject License Agreements, but excluding any license agreement with respect to which the related Royalty Receivables have been repurchased by IP Holder from Issuer pursuant to Section 4.3(c) hereof.

“Subject License Agreement File” means, with respect to each Subject License Agreement:

(a)                                  the fully executed original of the Subject License Agreement; and

(b)                                 any and all other documents that IP Holder or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Subject License Agreement or the related Receivables Obligor, including any samples and other materials provided pursuant to the Subject License Agreement terms.

“Subject Trademarks” shall mean the specific trademarks and corresponding applications and registrations therefor that are identified on Schedule A, including any Additional Subject Trademarks, in either case including all Goodwill connected with the use of, symbolized by, and embodied in such trademarks.

ARTICLE II.

CONVEYANCE OF ROYALTY RECEIVABLES

SECTION 2.1 Conveyance of Royalty Receivables.  Subject to the terms and conditions of this Receivables Contribution Agreement, IP Holder hereby contributes, sells, assigns, conveys, and transfers to the Issuer, and the Issuer hereby acquires from IP Holder (subject to IP Holder’s obligations hereunder) all right, title, and interest of IP Holder in and to the Royalty Receivables, and all proceeds with respect to the foregoing.

SECTION 2.2 Absolute Conveyance.  It is the intention of the parties that the contribution contemplated by this Receivables Contribution Agreement shall constitute an absolute conveyance of the Royalty Receivables from IP Holder to the Issuer, and the beneficial interest in and title to the Royalty Receivables shall not be property of IP Holder’s estate in the event of the filing of a bankruptcy petition by or against IP Holder under any bankruptcy law.

SECTION 2.3 Records.  In connection with the foregoing conveyance, IP Holder further agrees, at its own expense, (i) to annotate and indicate in its paper records and/or computer files that the Royalty Receivables have been transferred to the Issuer pursuant to this Receivables Contribution Agreement, and (ii) to deliver a schedule containing a true and complete list of all such Royalty Receivables, which schedule shall be marked as Schedule C to this Receivables Contribution Agreement and is hereby incorporated into and made a part of this Receivables Contribution Agreement.

ARTICLE III.

SECURITY INTERESTS IN SUBJECT IP AND ROYALTY RECEIVABLES

SECTION 3.1 Subject IP.  Subject to the terms and conditions of this Receivables Contribution Agreement, IP Holder hereby grants to the Issuer a security interest in the Subject IP to secure the Issuer’s rights to the Royalty Receivables and IP Holder’s obligations hereunder, and the Issuer shall have all the rights, powers, and privileges of a secured party under the UCC; provided that such security interest is expressly subordinated to the Grant and security interest created by the Guarantee with respect to the Guarantee Collateral.  This Receivables Contribution Agreement is and shall be deemed the grant of a security interest in the Subject IP.

SECTION 3.2 Filings.  IP Holder agrees, at its own expense, to cause all financing statements and continuation statements, this Receivables Contribution Agreement, all amendments hereto, and any other documents necessary to provide third parties with notice of the Issuer’s right, title, and interest to the Subject IP to be promptly recorded, registered, and filed, and at all times to be kept recorded, registered, and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title, and interest of the Issuer to the Subject IP; provided that the foregoing shall be completed and accomplished in a manner consistent with and intended to preserve the priority of the security interest created by the Guarantee as being of higher priority than the security interest created hereby and so perfected.  IP Holder shall deliver to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered, or filed as provided above, as soon as available following such recording, registration, or filing.  The Issuer shall cooperate fully with IP Holder in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this section.

SECTION 3.3 Royalty Receivables.  Although the parties hereto intend that the transfer and assignment of the Royalty Receivables as contemplated by Section 2.1 be an absolute conveyance, in the event such transfer and assignment is deemed to be other than an absolute conveyance, the parties intend that all filings described in Section 3.2 shall give the Issuer a perfected security interest in, to, and under the Royalty Receivables and all proceeds of the foregoing that is prior to any other security interest of any other party therein other than the security interest created by the Guarantee and perfected as contemplated in Section 3.2.  This Receivables Contribution Agreement shall be deemed to be the grant of a security interest in the Royalty Receivables from IP Holder to the Issuer, and the Issuer shall have all the rights, powers, and privileges of a secured party under the UCC.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 IP Holder’s Representations and Warranties.  IP Holder hereby represents and warrants to the Issuer that:

(a)                                  Organization and Good Standing.  IP Holder is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, and has power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has power, authority, and legal right to acquire, own, and convey the Royalty Receivables.

(b)                                 Due Qualification.  IP Holder is duly qualified to do business as a foreign limited partnership in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications and where the failure to so qualify would have a Material Adverse Effect.

(c)                                  Power and Authority.  IP Holder has the power and authority to execute and deliver this Receivables Contribution Agreement and to carry out its terms; and the execution, delivery, and performance of this Receivables Contribution Agreement has been duly authorized by IP Holder by all necessary action.

(d)                                 Binding Obligation.  This Receivables Contribution Agreement constitutes a legal, valid, and binding obligation of IP Holder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ rights generally, or by general principles of equity.

(e)                                  No Violation.  The consummation of the transactions contemplated by this Receivables Contribution Agreement and the fulfillment of the terms hereof does not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of limited partnership or limited partnership agreement of IP Holder, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which IP Holder is a party or by which it is bound; nor result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or, to the best of IP Holder’s knowledge, any order, rule, or regulation applicable to IP Holder of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over IP Holder or its properties; which breach, default, conflict, Lien, or violation would have a Material Adverse Effect.

(f)                                    No Proceedings.  There is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to IP Holder’s knowledge, threatened, against or affecting IP Holder: (i) asserting the invalidity of this Receivables Contribution Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Receivables Contribution Agreement, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by IP Holder of its obligations under, or the validity or enforceability of, this Receivables Contribution Agreement.

(g)                                 No Consents.  No consent, approval, or order of, or filing with, any court or governmental body is required to be obtained or made by IP Holder for the consummation of the transactions in the manner contemplated by this Receivables Contribution Agreement, except such as have been obtained as of the Closing Date or such as may be required under state securities laws.

(h)                                 Solvency.  IP Holder is, and immediately after giving effect to the transactions contemplated by this Receivables Contribution Agreement and the other Transaction Documents will be, solvent.

(i)                                     Taxes.  IP Holder has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations that are required to be filed by them or any of them.  All information in such tax returns, reports, and declarations is complete and accurate in all material respects.  IP Holder has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to IP Holder and with respect to which adequate reserves have been set aside on its books.  Adequate provision has been made for the payment of all accrued and unpaid federal, state, county, local, foreign, and other taxes whether or not due and payable and whether or not disputed.

(j)                                     Non-Contravention.  The execution, delivery and performance of this Receivables Contribution Agreement in accordance with its terms and the consummation of the transactions contemplated hereby by IP Holder do not and will not (A) require the consent or approval of any Person, except for such consents and approvals as have already been obtained and (B) violate any applicable laws.

(k)                                  Governmental Regulation.  IP Holder is not required to obtain any consent, approval, authorization, permit or license from, or effect any filing or registration with any Governmental Authority in connection with the execution, delivery and performance of this Receivables Contribution Agreement in accordance with its terms other than filings intended to perfect the security interest granted hereunder.

(l)                                     State of Organization.  As of the date hereof, IP Holder is organized under the laws of the State of Delaware.

The representations and warranties set forth in this Section 4.1 shall speak as of the execution and delivery of this Receivables Contribution Agreement but shall survive the conveyance of the Royalty Receivables by IP Holder to the Issuer pursuant to this Receivables Contribution Agreement.  Upon discovery by IP Holder or the Issuer (including by receipt of notice thereby from any other Person with respect thereto) of a breach of any of the foregoing representations and warranties or the occurrence of an event that materially and adversely affects the interests of the Issuer (or any assignee thereof), the party discovering such breach or event shall give prompt written notice to the other and the Indenture Trustee.

SECTION 4.2 Issuer’s Representations and Warranties.  The Issuer hereby represents and warrants to IP Holder that:

(a)                                  Organization and Good Standing.  The Issuer is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has power, authority, and legal right to acquire and own the Royalty Receivables.

(b)                                 Due Qualification.  The Issuer is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications and where the failure to so qualify would have a Material Adverse Effect.

(c)                                  Power and Authority.  The Issuer has the power and authority to execute and deliver this Receivables Contribution Agreement and to carry out its terms; and the execution, delivery, and performance of this Receivables Contribution Agreement has been duly authorized by the Issuer by all necessary action.

(d)                                 Binding Obligation.  This Receivables Contribution Agreement constitutes a legal, valid, and binding obligation of the Issuer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ rights generally, or by general principles of equity.

(e)                                  No Violation.  The consummation of the transactions contemplated by this Receivables Contribution Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of the Issuer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Issuer is a party or by which it is bound; nor result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or, to the best of the Issuer’s knowledge, any order, rule, or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Issuer or its properties; which breach, default, conflict, lien, or violation would have a Material Adverse Effect.

(f)                                    No Proceedings.  There is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Issuer’s knowledge, threatened, against or affecting the Issuer: (i) asserting the invalidity of this Receivables Contribution Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Receivables Contribution Agreement, or (iii) seeking any determination or ruling that might materially and adversely effect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Receivables Contribution Agreement.

(g)                                 No Consents.  No consent, approval, or order of, or filing with, any court or governmental body is required to be obtained or made by the Issuer for the consummation of the transactions in the manner contemplated by this Receivables Contribution Agreement, except such as have been obtained as of the Closing Date or such as may be required under state securities laws.

(h)                                 Taxes.  The Issuer has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations that are required to be filed by them or any of them.  All information in such tax returns, reports, and declarations is complete and accurate in all material respects.  The Issuer has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Issuer and with respect to which adequate reserves have been set aside on its books.  Adequate provision has been made for the payment of all accrued and unpaid federal, state, county, local, foreign, and other taxes whether or not due and payable and whether or not disputed.

The representations and warranties set forth in this Section 4.2 shall speak as of the execution and delivery of this Receivables Contribution Agreement but shall survive the conveyance of the Royalty Receivables by IP Holder to the Issuer pursuant to this Receivables Contribution Agreement.  Upon discovery by IP Holder or the Issuer (including by receipt of notice thereby from any other Person with respect thereto) of a breach of any of the foregoing representations and warranties or the occurrence of an event that materially and adversely affects the interests of the Issuer (or any assignee thereof), the party discovering such breach or event shall give prompt written notice to the other and the Indenture Trustee.

SECTION 4.3 IP Holder’s Representations and Warranties as to the Subject License Agreements and the Royalty Receivables.

(a)                                  Representations and Warranties.  IP Holder hereby represents and warrants to the Issuer that:

(i)                                     Characteristics of Licenses.  Each Subject License Agreement (A) is an Eligible License Agreement, (B) has been fully and properly executed by the parties thereto, and (C) contains customary enforceable provisions such that the rights and remedies of the licensor shall be adequate for IP Holder or its agent to enforce the Subject License Agreement and protect its ownership and control over the Subject Trademarks.

(ii)                                  Schedule of Licenses.  The information set forth in the Schedule of Subject License Agreements is true and correct in all material respects.

(iii)                               Compliance with Law.  Each of the Subject License Agreements complies in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder.

(iv)                              Binding Obligation.  Each of the Royalty Receivables constitutes the legal, valid, and binding payment obligation in writing of the related Receivables Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v)                                 No Bankrupt Receivables Obligors.  None of the Royalty Receivables is due, to the best knowledge of IP Holder, from any Receivables Obligor who is presently the subject of a bankruptcy proceeding or is insolvent.

(vi)                              No Government Receivables Obligors.  None of the Royalty Receivables is due from the United States or any state, or any foreign government, or from any agency, department or instrumentality of the United States or any state, local or foreign government.

(vii)                           Subject License Agreements in Force, No Amendments.  None of the Subject License Agreements has been terminated, rescinded, amended or modified except as is indicated on the attached Schedule B.

(viii)                        No Defenses.  No Licensee under a Subject License Agreement has any right of rescission, setoff, counterclaim, or defense thereunder, nor has any been asserted or threatened..

(ix)                                Good Title; Liens.  Immediately before the transfer and assignment of the Royalty Receivables as contemplated by this Receivables Contribution Agreement, IP Holder will have good and marketable title to each of the Royalty Receivables free and clear of all Liens (other than Permitted Liens) and rights of others, and immediately after the transfer and assignment thereof, the Issuer will have good and marketable title to each of the Royalty Receivables, free and clear of all Liens (other than Permitted Liens) and rights of others.  None of the Royalty Receivables has been sold, transferred, assigned, or pledged by IP Holder to any Person other than the Issuer.  To the knowledge of IP Holder, no Liens (other than Permitted Liens) have been filed by any Persons on the Subject IP or the Royalty Receivables.

(x)                                   Perfected Liens.  This Receivables Contribution Agreement creates a valid and continuing security interest (as defined in the UCC) in the Subject IP in favor of the Issuer, which security interest is prior to all other Liens (other than Permitted Liens), and is enforceable as such against creditors of and purchasers from IP Holder.

(xi)                                General Intangibles.  The Subject IP constitutes “general intangibles” or “payment intangibles” within the meaning of the UCC and/or marks registered with the United States Patent and Trademark Office in accordance with 15 U.S.C. et seq.

(xii)                             Consents and Approvals.  IP Holder has received all consents to and approvals of, if any, required by the terms of the Subject License Agreements to the sale of the Royalty Receivables hereunder to the Issuer.

(xiii)                          All Filings Made.  IP Holder has caused or will have caused the filing of all appropriate financing statements and other filings (including, but not limited to, UCC filings (and relevant foreign equivalents) and trademark filings (with the United States Patent and Trademark Office and relevant foreign equivalents)) in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Subject IP granted to the Issuer hereunder, or as otherwise necessary in any jurisdiction to provide third parties with notice of the transfer and assignment herein contemplated, and to perfect the sale of the Royalty Receivables from IP Holder to the Issuer and to give the Issuer a perfected security interest in the Subject IP (including the Royalty Receivables) on the Closing Date that is prior to all other Liens (other than Permitted Liens), and no other consent, approval, or order of, or filing with, any court or governmental body is required to be obtained or made by IP Holder for the consummation of the transactions in the manner contemplated by this Receivables Contribution Agreement, except such as have been obtained as of the Closing Date or such as may be required under state securities laws; provided, however, that if (A) any filing or trademark filing is not accepted by the relevant governmental authority or is not effective to provide such notice or to perfect such conveyance, and (B) such nonacceptance or ineffectiveness would not have a Material Adverse Effect, then such event will not constitute a breach of this covenant.

(xiv)                         Priority.  Other than the security interest granted to the Issuer pursuant to this Receivables Contribution Agreement or the other Transaction Documents, IP Holder has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Subject IP.  IP Holder has not authorized the filing of and is not aware of any financing statements against IP Holder that include a description of collateral covering the Subject IP other than any financing statement relating to the security interest granted to the Issuer hereunder or under the other Transaction Documents or that has been terminated.  IP Holder is not aware of any judgment or tax lien filings against IP Holder.

(xv)                            Lawful Assignment.  None of the Royalty Receivables has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of each of such Royalty Receivables under this Receivables Contribution Agreement is unlawful, void, or voidable.

(xvi)                         Validity.  The Subject Trademarks are valid, subsisting, enforceable, and have not been abandoned in any applicable jurisdiction.

(xvii)                      No Infringement.  The Subject Trademarks do not violate the trademark rights of any third party and there is no action or proceeding pending or threatened alleging that the Subject Trademarks infringe upon the rights of any third party.

(xviii)                   No Adverse Judgments.  No domestic or foreign court, tribunal, or other official governmental authority, including the United States Patent Trademark

Office and any foreign equivalent, has entered a holding, judgment, or decision canceling or otherwise limiting IP Holder’s interest in the Subject IP.

(xix)                           No Pending Actions.  No action or proceeding is pending or, to IP Holder’s knowledge, threatened seeking to limit, cancel, or question the validity of any material portion of the Subject IP or IP Holder’s ownership interest therein, or that if adversely determined would have a material adverse impact on the Subject IP taken as a whole.

(xx)                              No Waivers.  None of the Subject License Agreements has been amended or modified, nor has any provision been waived, in such a manner that any of IP Holder’s representations and warranties with respect thereto made by IP Holder herein fails to be true.

(xxi)                           No Delinquency.  None of the Royalty Receivables payable under any of the Subject License Agreements is 30 or more days past due as of the date hereof.

(xxii)                        Past Defaults.  No material default has occurred with respect to any of the Subject License Agreements which has not been cured by the related licensee as of the date hereof.

(xxiii)                     Other Defaults.  The execution and implementation of this Receivables Contribution Agreement will not result in the breach of any conditions or constitute a default (with or without notice or lapse of time or both) under any license or agreement constituting any portion of the Subject  IP or to which any of the Subject IP is subject.  Neither IP Holder nor any person, firm or corporation associated with or deriving rights in any Subject IP through or from IP Holder is in default of any applicable agreement constituting a portion of the Subject IP.

(xxiv)                    Advances.  No advances or other charges heretofore received by IP Holder in connection with the Subject IP remain recoupable from any Royalty Receivables by IP Holder on or after the Closing Date, regardless of when advanced or earned.

(xxv)                       Bulk Transfers.  IP Holder’s transfer and assignment of the Subject IP hereunder is not subject to the provisions of the UCC relating to bulk transfers.

(b)                                 The representations and warranties set forth in this Section 4.3 shall speak as of the execution and delivery of this Receivables Contribution Agreement, but shall survive the transfer, conveyance, and assignment of the Royalty Receivables to Issuer.  Upon discovery by IP Holder or the Issuer (including by receipt of notice thereby from any other Person with respect thereto) of a breach of any of the foregoing representations and warranties or the occurrence of an event that materially and adversely affects the interests of the Issuer (or any assignee thereof) in the Subject IP, the party discovering such breach or event shall give prompt written notice to the other and the Indenture Trustee.

(c)                                  IP Holder hereby agrees that if any Subject License is not an Eligible License because any of the foregoing representations or warranties is not true as of the Closing

Date, promptly upon its having knowledge of such breach or receiving notice from any other Person thereof, IP Holder promptly (but in no less than ten (10) Business Days) will either (i) cure such breach (if curable), (ii) purchase from the Issuer all of the Royalty Receivables relating to such Subject License for the corresponding Repurchase Price (remitted into the Distribution Account in immediately available funds) or (iii) convey to the Issuer all of its right, title and interest in to and under the Royalty Receivables relating to one or more Additional License Agreements that are Eligible License Agreements and that, in the aggregate, provide for Minimum Royalty Receivables at least equal in amount to the Minimum Royalty Receivables of such defective Subject License Agreement, and shall take all necessary and appropriate action to convey rights to and perfect security interests in favor of the Issuer hereunder and the Indenture Trustee under the Guarantee in such Additional Subject License Agreements, Royalty Receivables, related intellectual property and goodwill and proceeds thereof to the same extent of the respective interests of such Persons in the Subject IP and Royalty Receivables and related property intended to be conveyed hereunder and under the Guarantee.  If IP Holder remedies any such breach by performance pursuant to clause (ii) or clause (iii) of the preceding sentence, then, without further action by any other Person, the Issuer will reconvey to IP Holder all of its right, title and interest in to and under the related defective Subject License Agreement and all Royalty Receivables and proceeds thereof relating thereto, and shall execute and deliver, and shall cause the Indenture Trustee to execute and deliver, appropriate agreements, certifications and filings sufficient to effectuate such reconveyance and the release of such assets from the Lien of the Indenture.

(d)                                 Further, IP Holder hereby indemnifies and holds harmless the Issuer for any and all actual costs, expenses, losses, claims, damages, injury, and liabilities suffered by the Issuer resulting from any infringement contemplated by Section 4.3(a)(xvii) or resulting from any licensee being bankrupt as of the Closing Date with or without the knowledge of IP Holder.

ARTICLE V.

COVENANTS

SECTION 5.1 IP Holder’s Covenants.  IP Holder hereby covenants that:

(a)                                  Maintenance of Subject IP.  IP Holder will (i) require the Servicer to service, enforce, police, and otherwise maintain the Subject IP in accordance with the provisions of the Servicing Agreement, (ii) maintain the quality of the Subject Trademarks at or above the levels previously maintained by Trademark Originator except as permitted by Sections 2.02(d) and 6.03(f) of the Servicing Agreement, and (iii) not enter into any licenses that conflict with the terms of any exclusive Subject License Agreement.

(b)                                 Transaction Documents.  IP Holder will perform all of its obligations under, and otherwise comply with the terms of with Transaction Documents, and will notify the Issuer and the Indenture Trustee if it becomes aware of (i) any material breach under the Transaction Documents by any party thereto, or (ii) any claimed breach, right of offset, or other material claim made or brought by any Receivables Obligor.

(c)                                  Material Agreements.  IP Holder will not extend, amend, or modify any Subject License Agreement except in accordance with the Servicing Agreement.

(d)                                 Events of Default.  IP Holder will notify the Indenture Trustee in writing if it becomes aware of any Event of Default, Trigger Event or Rapid Amortization Event.

(e)                                  Security Interests.  IP Holder will not sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume, or suffer to exist any Lien (other than Permitted Liens) on the Subject IP (including the Royalty Receivables), whether now existing or hereafter created, or any interest therein.  IP Holder will immediately notify the Issuer of the existence of any Lien (other than Permitted Liens) on any of the Subject IP (including the Royalty Receivables), and IP Holder shall defend the right, title, and interest of the Issuer in, to, and under the Royalty Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under IP Holder.

(f)                                    Delivery of Payments.  IP Holder will deliver in kind upon receipt to the Servicer any and all payments received by IP Holder in respect of the Royalty Receivables as soon as practicable after receipt thereof by IP Holder from and after the Closing Date.

(g)                                 Conveyance of Receivables.  IP Holder will not attempt to convey, assign, exchange, or otherwise transfer any of the Royalty Receivables to any Person prior to the termination of this Receivables Contribution Agreement pursuant to Article VIII hereof.

(h)                                 No Change in Business.  IP Holder will not make any changes in the conduct of its business that would impair the ability to collect the Royalty Receivables.

(i)                                     Special Purpose Entity Status.  IP Holder will take all actions required to maintain its status as a special purpose entity.

(j)                                     Maintenance of Security Interests.  IP Holder will take all actions, including the making of periodic filings under the UCC, that are required to maintain the Issuer’s valid and perfected security interest in the Subject IP (including the Royalty Receivables) as granted under Section 3.1 hereof.

(k)                                  No Impairment.  IP Holder will take no action, nor omit to take any action, that would impair the rights of the Issuer in any of the Royalty Receivables, nor shall it, except as expressly provided in the Servicing Agreement, reschedule, revise, offset, or defer payments due on any of the Royalty Receivables.

SECTION 5.2 Issuer’s Covenants.  The Issuer hereby covenants that:

(a)                                  Transaction Documents.  The Issuer will perform all of its obligations under and otherwise comply with the terms of the Transaction Documents, and will notify IP Holder and the Indenture Trustee if it becomes aware of any breach under the Transaction Documents by any party thereto.

(b)                                 No Change in Business.  The Issuer will not make any changes in the conduct of its business that would impair the ability to collect the Royalty Receivables.

(c)                                  Special Purpose Entity Status.  The Issuer will take all actions required to maintain its status as a special purpose entity.

(d)                                 Non Disturbance.  The Issuer acknowledges and agrees that all remedial actions permitted to be taken by the Issuer under this Receivables Contribution Agreement and the other Transaction Documents are subject to the provisions of Sections 4.02(c) of the Guess? License Agreement, Sections 2.02(d) and 6.03(f) of the Servicing Agreement, Section 5.6 of the Indenture, Section 5.2(d) of the Receivables Contribution Agreement, and Section 6.6 of the Guarantee.

ARTICLE VI.

FUTURE TRANSFERS OF ROYALTY RECEIVABLES

SECTION 6.1 Additional Royalty Receivables.

(a)                                  At any time and from time to time, IP Holder may elect to convey to the Issuer additional royalty receivables due and to become due under license agreements under which IP Holder is the licensor of trademarks owned by IP Holder.

(b)                                 IP Holder agrees that it will convey to the Issuer additional royalty receivables due and to become due under license agreements that comprise Eligible License Agreements under which IP Holder is the licensor of trademarks owned by IP Holder (each an “Additional Subject License Agreement”):

(i)                                     if (A) a Subject License Agreement did not, at the date originally designated as such, satisfy the requirements of an Eligible License Agreement, or (B) a Subject License Agreement is cancelled or is terminated for any reason prior to the last day of the Remaining Term of such license agreement as in effect on the date such license agreement became a Subject License Agreement (any such license a “Terminated Subject License”), and, in either case, the Prospective Coverage Ratio (calculated on a pro forma basis) is less than 107.5%; or

(ii)                                  if such license agreement is entered into after the cancellation or termination in whole or in part of a Terminated Subject License, and IP Holder grants to the licensee thereunder a license to use any of the Guess? Trademarks in connection with the same Core Product that was covered by such Terminated Subject License.

In the case of  license agreements referred to in clause (i) above, IP Holder agrees that such additional royalty receivables will generate on a prospective basis Minimum Royalty Receivables that are (i) equal to or greater than the Minimum Royalty Receivables attributable to the Terminated Subject Licenses, or (ii) sufficient to cause the Prospective Coverage Ratio (calculated on a pro forma basis) to be greater than or equal to 107.5%.

The agreement contained in clause (ii) of this Section 6.1(b) imposes no obligation on IP Holder to enter into any such license agreement, whether or not any Subject License Agreement is cancelled or terminated.  If IP Holder chooses to enter into and convey to the Issuer an Additional Subject License Agreement pursuant to clause (ii) of this Section 6.1(b), IP Holder shall be under no obligation to match the terms (including, without limitation, the amount of royalties or the territory of the license) of the Terminated Subject License that such Additional Subject License Agreement replaces.

(c)                                  IP Holder agrees that each conveyance of Royalty Receivables pursuant to Section 6.1(b) or Section 4.3(c) shall comply with the following conditions:

(i)                                     IP Holder (or its agent) shall have given the Issuer, the Indenture Trustee and each Rating Agency written notice specifying the license agreements in respect of which the additional receivables are being conveyed to the Issuer (such notice to provide substantially the same information with respect to such license agreements as is set forth on Schedule B for the Subject License Agreements as of the Closing Date);

(ii)                                  IP Holder shall have provided a certificate signed by an Authorized Officer of IP Holder, substantially in the form of Schedule D;

(iii)                               If the license agreement includes Additional Subject Trademarks, IP Holder shall have given the Issuer, the Indenture Trustee and each Rating Agency a schedule of such trademarks (such schedule to provide substantially the same information with respect to such license agreements as is set forth on Schedule A for the Subject Trademarks as of the Closing Date); and

(iv)                              IP Holder shall have furnished a supplemental conveyance with respect to such license agreements and, if applicable, the related Additional Subject Trademarks.

Upon satisfaction of the foregoing conditions, the license agreements specified in the notice referred to in clause (i) above shall become “Subject License Agreements” hereunder.

SECTION 6.2 Filings and Further Actions.  IP Holder agrees to take all actions, execute all documents, and make all filings (including filings with the United States Patent and Trademark Office (or any foreign equivalent) or under the UCC) necessary to effect or reflect any transfers of Additional Royalty Receivables as provided in Section 6.1, and to perfect the Issuer’s security interest in any Additional Subject License Agreements and Additional Subject Trademarks.  In the event the Issuer is not deemed to be the owner of any Additional Royalty Receivable, the parties intend that all filings shall be made that are necessary to give the Issuer a perfected security interest in, to, and under such Additional Royalty Receivable, and IP Holder hereby agrees to make any and all such filings at its own expense.  IP Holder further agrees to take all other actions necessary to grant such a security interest and to give the Issuer all rights, powers, and privileges of a secured party under the UCC.

ARTICLE VII.

DELIVERY OF LLC INTERESTS

SECTION 7.1 Delivery of Limited Liability Company Interests.  The execution of this Receivables Contribution Agreement and all other Transaction Documents, the completion of all filings contemplated hereunder and thereunder, and the performance of the parties’ obligations hereunder and thereunder, shall be concurrent with and shall be against delivery of the increased capital account balance representing the limited liability company interests of the Issuer to IP Holder.

ARTICLE VIII.

TERMINATION

SECTION 8.1 Termination.  The respective obligations and responsibilities of IP Holder and the Issuer created by this Receivables Contribution Agreement shall terminate, except for the indemnity obligations of IP Holder as provided herein, upon the Termination Date.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.1 Indemnification.  IP Holder shall indemnify and hold harmless the Issuer, the Indenture Trustee, and the Noteholders (the “Indemnified Parties”) from and against any and all costs, expenses, losses, claims, damages, injury, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, and was imposed upon such Person as a result of the transactions contemplated by this Receivables Contribution Agreement through the willful misconduct or gross negligence of IP Holder in the performance of its duties under this Receivables Contribution Agreement, by reason of reckless disregard of its obligations and duties under this Receivables Contribution Agreement, or by breach of its representations and warranties under this Receivables Contribution Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees, and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding, or claim; provided, however, that IP Holder shall not indemnify any such Person if such acts, omissions or alleged acts or omissions constitute gross negligence or willful misconduct by the Issuer, the Indenture Trustee, or any Noteholders.  In case any such action is brought against a party indemnified under this Section 9.1 and it notifies IP Holder of the commencement thereof, IP Holder will assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who may be counsel to IP Holder unless there is an unwaivable conflict of interest as evidenced by an Opinion of Counsel stating such), and IP Holder will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.  This indemnity is in addition to any other indemnity from the IP Holder set forth herein.

IP Holder will be liable for settlement of any claim made against any Indemnified Party that is made with the IP Holder’s written consent, which consent will not be unreasonably withheld.  The IP Holder will not, with out the prior written consent of the Indemnified Parties, which consent will not be unreasonably withheld, settle or compromise any claim, or permit a default under or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the applicable Indemnified Party of an unconditional release from all liability in respect thereof.

SECTION 9.2 Amendment.  This Receivables Contribution Agreement may be amended from time to time by the Issuer and IP Holder only in accordance with Section 3.13 of the Indenture.

SECTION 9.3 Relocation of IP Holder.  Within 30 days after IP Holder makes any change in (i) its location of organization under Section 9-307(e) of the UCC or (ii) its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 3.2 seriously misleading within the meaning of Section 9-507 or 9-508 of the UCC as in effect in the applicable state, IP Holder shall give the Issuer notice of any such change and shall execute and file such financing statements or amendments as may be necessary to continue the perfection of the Issuer’s security interest in the Receivables and the proceeds thereof.  IP Holder will give the Issuer prompt written notice of any relocation of any office from which IP Holder keeps records concerning the Royalty Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC or other applicable law would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall execute and file such financing statements or amendments as may be necessary to continue the perfection of the interest of the Issuer in the Royalty Receivables and the proceeds thereof.

SECTION 9.4 Assignment.  This Receivables Contribution Agreement may not be assigned by the Issuer or IP Holder except as contemplated by this section, or by the Indenture and the Servicing Agreement; provided, however, that simultaneously with the execution and delivery of this Receivables Contribution Agreement, the Issuer shall assign all of its right, title, and interest herein to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.  IP Holder agrees to perform its obligations hereunder for the benefit of the Issuer and agrees that the Indenture Trustee may enforce the provisions of this Receivables Contribution Agreement, exercise the rights of the Issuer, and enforce the obligations of IP Holder hereunder without the consent of the Issuer, subject, without limitation, to the provisions of Section 5.2(d).

SECTION 9.5 Governing Law.  This Receivables Contribution Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 9.6 Submission To Jurisdiction; Waivers.  Each of IP Holder and the Issuer hereby irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 9.7 or at such other address as shall be designated by such Person in a written notice to the other such Persons;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 9.7 Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, or mailed by registered mail with return receipt requested, to:

(a)                                  in the case of IP Holder, Guess? IP Holder, L.P., 1444 South Alameda Street, Los Angeles, CA 90021;

(b)                                 in the case of the Issuer, Guess? Royalty Finance LLC, 2222 Glendale Galleria 2, Glendale, CA 91324; and

(c)                                  in the case of the Indenture Trustee, BNY Midwest Trust Company, 2 North LaSalle Street, Suite 1020, Chicago, IL 60602;

or, as to any of such Persons, at such other address as shall be designated by such Person in a written notice to the other Persons.

SECTION 9.8 Severability of Provisions.  If any one or more of the covenants, agreements, provisions, or terms of this Receivables Contribution Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Receivables Contribution Agreement and shall in no way affect the validity or enforceability of the other provisions of this Receivables Contribution Agreement.

SECTION 9.9 Further Assurances.  IP Holder and the Issuer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party hereto or by the Indenture Trustee more fully to effect the purposes of this Receivables Contribution Agreement, including, without limitation, the execution of any financing statements, amendments, continuation statements, or releases relating to the Royalty Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

SECTION 9.10 No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Issuer, IP Holder, or the Indenture Trustee of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.  The rights, remedies, powers, and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers, and privileges provided by law.

SECTION 9.11 Counterparts.  This Receivables Contribution Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 9.12 Third-Party Beneficiaries.  This Receivables Contribution Agreement will inure to the benefit of and be binding upon the parties signatory hereto, and the Indenture Trustee for the benefit of any Noteholders, which shall be considered to be a third-party beneficiary hereof.  Except as otherwise provided in this Receivables Contribution Agreement, no other Person will have any right or obligation hereunder.

SECTION 9.13 Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 9.14 Merger and Integration.  Except as specifically stated otherwise herein, this Receivables Contribution Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Receivables Contribution Agreement.  This Receivables Contribution Agreement may not be modified, amended, waived, or supplemented except as provided herein.

SECTION 9.15 Force Majeure.  Neither the IP Holder nor the Issuer shall be held responsible for any loss, damage, or delay suffered by the other party owing to any cause that is beyond the reasonable control of the defaulting party and cannot be attributed to negligence or willful nonperformance of its obligation. Such causes include, but are not limited to, wars, embargoes, riots, civil disturbances, terrorism, fires, storms, floods, typhoons, earthquakes and other natural calamities, strikes and labor disputes, government acts and restrictions, and other causes that cannot be overcome or prevented by due diligence. Either party wishing to invoke this section shall give notice to the other party stating the relevant cause. The defaulting party shall promptly resume performance of its obligations the moment such cause or causes cease to operate.

SECTION 9.16 Nonpetition Covenants.  Notwithstanding any prior termination of this Receivables Contribution Agreement, the IP Holder, in its capacity as a creditor of Issuer, shall not, prior to the date which is one year and one day after the termination of this Receivables Contribution Agreement with respect to the Issuer, acquiesce, petition, or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 9.17 Interpretation.  As applied to this Receivables Contribution Agreement, unless the context otherwise requires: (a) words in the singular include the plural, and words in the plural include the singular; (b) reference to a law, statute, rule, regulation, charter, or bylaws, is deemed to be followed by “as amended from time to time”; (c) “herein,” “hereof,” and other similar words refer to this Receivables Contribution Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (d)  unless otherwise indicated or obvious, all references to “Section,” “Exhibit,” “Schedule,” “Appendix,” or similar words refer to the particular Section in or Exhibit, Schedule, Appendix, or similar item attached to this Receivables Contribution Agreement; (e) “include,” “includes,” or “including” will be deemed to be followed, as appropriate, by “, but not limited to,”; (f) the masculine feminine and neuter genders shall each be deemed to include the others; (g) “shall,” “will,” or “agrees” are mandatory, and “may” is permissive; (h) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; (i) references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Receivables Contribution Agreement; and (j) references to Persons include their permitted successors and assigns.

SECTION 9.18 Waiver of Jury Trial.  EACH OF IP HOLDER AND THE ISSUER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS RECEIVABLES CONTRIBUTION AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, the parties hereto have caused this Receivables Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

GUESS? IP HOLDER L.P.,
as IP Holder

By:
Name:
Title:

GUESS? ROYALTY FINANCE LLC,
as Issuer

By:
Name:
Title:

ACCEPTED:

BNY MIDWEST TRUST COMPANY,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

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